ZBB ENERGY REPORTS QUARTERLY FINANCIAL RESULTS FOR DECEMBER 31, 2010
CONTINUED PROGRESS ON BUSINESS PLAN OBJECTIVES
SIGNIFICANT DECREASE IN EXPENSES AND DECREASE IN NET LOSS

Milwaukee, WI — February 14, 2011 — ZBB Energy Corporation (NYSE Amex: ZBB), a leading developer of intelligent, renewable energy power platforms, today reported its results of operations for the quarter ended December 31, 2010.

Said Eric Apfelbach, CEO and President, “We continue to make steady progress on the implementation of our key business plan objectives: (1) identifying market opportunities for our advanced electrical power management platforms. (2) successfully winning and executing customer orders, (3) executing our aggressive product development plan to deliver the best price-performance products in the sector and (4) ensuring we have sufficient capital resources to execute our plan.”

Continued Mr. Apfelbach, “We are reporting a significant decrease in expenses and have continued to book new orders that will be shipped upon completion of the V3 stack and module development, and PECC inverter certification to UL standard 1741 for certain orders.  The expected commercial launch of our redesigned V3 modules is September 2011.”

“We also completed many other activities during the quarter including a successful equity financing of $1.4 million from new investors and certain members of our Board of Directors.  This significant equity financing was priced at market, with no warrants or investment banking fees.”

Highlights for the quarter include:

•
Shipped our next-generation ZESS POWR™ battery module (V2) that will provide greater performance and reliability than our already commercially proven product range, to University of Wisconsin Milwaukee.

•	Successfully completed all technical and project activities for the Advanced Electricity Storage Technologies (“AEST”) program, and received the final payment from AEST of $184,939.
•	Drew down the second tranche under our $10 million Socius Securities Purchase Agreement.
•	Completed an equity financing of $1.435 million priced at market with no warrants or investment banking fees.
•	Prepared and submitted our proposed compliance plan to the NYSE Amex on January 3, 2011. Our plan was accepted by the NYSE Amex on February 4, 2011.
•	Prepared and submitted our application for certification of our 48c tax credit program on January 7, 2011.
•	Started construction of manufacturing renovations for the new V3 production facility.
•
Received a purchase order and executed a letter of intent with Sunflower Wind, LLC for the purchase of multiple units of ZBB's ZESS POWR™ PECC (Power & Energy Control Center) integrated with ZBB's ZESS 50 Zinc Bromide advanced energy storage.

•
Executed an initial contract to design and deliver a hardened and transportable prototype version of ZBB's ZESS POWR™ PECC (Power & Energy Control Center). The prototype calls for a "ruggedized and transportable" version of the PECC, offering the ability to integrate multiple renewable energy sources for providing power in a variety of military applications that currently rely on power derived solely from diesel generators.

•	Reported a strong and growing backlog.
•	Appointed Will Hogoboom, CPA, as the Company’s Chief Financial Officer.

Continued Mr. Apfelbach, “We completed many activities during the quarter that will be highly beneficial to the Company in the months and years to come.  We are also extremely pleased with the Tier Electronics acquisition completed in January 2011 which significantly expands our product portfolio, customer base and served market and is expected to add significantly to revenue growth and be accretive to operating cash flows.”

Net loss was $1.8 million or $0.09 per share in the three months ended December 31, 2010, compared with $3.4 million or $0.27 per share in the quarter ended December 31, 2009. Net loss in the latest quarter was lower due to decreases in warranty expense, severance pay, and impairment and other equipment charges.  Net loss was $3.9 million or $0.22 per share in the six months ended December 31, 2010, compared with $4.8 million or $0.40 per share in the six months ended December 31, 2009.

Our revenues for the three months ended December 31, 2010 and 2009 were $234,681 and $555,455.  Revenues in the current quarter included product revenue from the Company’s shipment to the University of Wisconsin-Milwaukee and also included the final payment from the Commonwealth of Australia for the Advanced Electricity Storage Technologies (“AEST”) program.  Our revenues for the six months ended December 31, 2010 and 2009 were $234,681 and $1,367,368.  The decrease in product revenues for the quarter of $221,318 and for the six months of $888,044 is due to the delay in certain orders that require PECC inverter certification to UL standard 1741. The decrease in engineering and development revenues for this quarter and six months is due to the Company completing all final accounting and the final research report and successfully completing the entire AEST project with the Commonwealth of Australia.

Total costs and expenses for the three months ended December 31, 2010 and 2009 were $2,029,079 and $3,906,336, respectively. This decrease of $1,877,257 in the three months ended December 31, 2010 was primarily due to the following:

•
decreased costs of product sales of $174,127 because product shipments decreased in the quarter ended December 31, 2010 due to the need for PECC inverter certification to UL standard 1741 for certain orders and a decrease in cost of engineering and development revenues of $872,322 due to the completion of activities required under the AEST contract and other engineering and development contracts during the year ended June 30, 2010; and

•
increases in advanced engineering and development expenses of $445,818 primarily due to an increase in engineering and development expense of $646,656 for an increase in engineering and development activities in our Australian subsidiary after the completion of the AEST project and a decrease in rework expense of $203,838 related to battery stack manufacturing issues; and

•	decrease in employee severance pay expense of $390,000 and decrease in fund raising expense of $120,000; and
•	decrease in impairment and other equipment charges of $780,231.

Total costs and expenses for the six months ended December 31, 2010 and 2009 were $4,033,163 and $6,169,184, respectively. This decrease of $2,136,021 in the six months ended December 31, 2010 was primarily due to the following:

•
decreased costs of product sales of $820,229 because products that shipped in the six months ended December 31, 2010 were not fully commissioned and accepted by the customer and a decrease in cost of engineering and development revenues of $1,166,777 due to the completion of activities required under the AEST contract and other engineering and development contracts during the year ended June 30, 2010; and

•
increases in advanced engineering and development expenses of approximately $960,000 primarily due to an increase in the Company’s engineering and development activities for its next generation battery module and the PECC systems, less decreases in rework expense of approximately $200,000; and

•	decrease in employee severance pay expense of $390,000 and decrease in fund raising expense of $120,000
•	legal and accounting fees increase of approximately $130,000 related to certain accounting matters; and
•	decrease in impairment and other equipment charges of $780,231.

Our net loss for the three months ended December 31, 2010 decreased by $1,522,876 to $1,838,274 from the $3,361,150 net loss for the three months ended December 31, 2009, and our net loss for the six months ended December 31, 2010 decreased by $964,806 to $3,872,575 from the $4,837,381 net loss for the six months ended December 31, 2009.  These decreases in losses were primarily the result of decreases in expenses as described above.

Investor Conference Call — 10:00 a.m. Central time, Monday, February 14, 2011

A conference call to discuss the financial and operating results and the Company's outlook will be held on Monday, February 14, 2011, at 10:00 a.m. US Central (11:00 a.m. Eastern). The conference call will be hosted by Eric Apfelbach, President and CEO. A brief presentation by Mr. Apfelbach will be followed by a question and answer period.

To participate in the conference call, callers from within the United States and Canada, dial the toll free number (888) 567-1602. For international callers, dial the toll number (201) 604-5049. The conference call reference is “ZBB”.

For support during a call press *0 on your phone and a conferencing coordinator will assist you. The presentation will be posted on the Company's web site at www.zbbenergy.com following the conference call.

About ZBB Energy Corporation

ZBB Energy Corporation (AMEX:ZBB - News) provides advanced electrical power management platforms targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB and its power electronics subsidiary, Tier Electronics, LLC have developed a portfolio of intelligent power management platforms that directly integrate multiple renewable and conventional onsite generation sources with rechargeable zinc bromide flow batteries and other storage technology. The Company also offers advanced systems to directly connect wind and solar equipment to the grid and systems that can form various levels of micro-grids. Tier Electronics participates in the energy efficiency markets through its hybrid vehicle control systems, and power quality markets with its line of regulation solutions. Together, these platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential end customers. A developer and manufacturer of its modular, scalable and environmentally friendly power systems ("ZESS POWR™"), ZBB Energy was founded in 1998 and is headquartered in Wisconsin, USA with offices also located in Perth, Western Australia.

Safe Harbor Statement

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact Information:
Helen Brown
Investor Relations
ZBB Energy Corporation
T: 262.253.9800
Email: hbrown@zbbenergy.com

ZBB ENERGY CORPORATION
Condensed Consolidated Balance Sheets

	December 31, 2010 (Unaudited)	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$611,489	$1,235,635
Accounts receivable	674	7,553
Inventories	772,390	702,536
Prepaid and other current assets	329,561	149,098
Total current assets	1,714,114	2,094,822
Long-term assets:
Property, plant and equipment, net	3,727,706	3,568,823
Goodwill	803,079	803,079
Total assets	$6,244,899	$6,466,724

Liabilities and Shareholders' Equity
Current liabilities:
Bank loans and notes payable	$355,154	$395,849
Accounts payable	1,012,542	869,179
Accrued expenses	484,810	539,100
Commitment fee payable	-	-
Deferred revenues	540,303	325,792
Accrued compensation and benefits	228,120	765,106
Total current liabilities	2,620,929	2,895,026
Long-term liabilities:
Bank loans and notes payable	3,241,615	2,120,421
Total liabilities	5,862,544	5,015,447

Shareholders' equity
Series A preferred stock ($0.01 par value, $10,000 face value)
10,000,000 authorized 101.4678 and 0 shares issued	1,025,732	-
Common stock ($0.01 par value); 150,000,000 authorized
21,393,236 and 14,915,389 shares issued	213,932	149,155
Additional paid-in capital	52,531,869	49,770,987
Notes receivable - common stock	(1,024,070)	-
Treasury stock - 13,833 shares	(11,136)	(11,136)
Accumulated other comprehensive (loss)	(1,586,720)	(1,563,052)
Accumulated (deficit)	(50,767,252)	(46,894,677)
Total shareholders' equity	382,355	1,451,277
Total liabilities and shareholders' equity	$6,244,899	$6,466,724

ZBB ENERGY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2010	2009	2010	2009
Revenues
Product sales and revenues	$49,742	$271,060	$49,742	$937,786
Engineering and development revenues	184,939	284,395	184,939	429,582
Total Revenues	234,681	555,455	234,681	1,367,368

Costs and Expenses
Cost of product sales	79,058	253,185	79,058	899,287
Cost of engineering and development revenues	-	872,322	-	1,166,777
Advanced engineering and development	586,582	140,764	1,425,855	465,471
Selling, general, and administrative	1,278,261	1,734,403	2,356,989	2,607,770
Depreciation	85,178	125,431	171,261	249,648
Impairment and other equipment charges	-	780,231	-	780,231
Total Costs and Expenses	2,029,079	3,906,336	4,033,163	6,169,184

Loss from Operations	(1,794,398)	(3,350,881)	(3,798,482)	(4,801,816)

Other Income (Expense)
Interest income	2,420	20,593	4,210	47,089
Interest expense	(46,869)	(30,862)	(78,876)	(62,894)
Other income (expense)	573	-	573	(19,760)
Total Other Income (Expense)	(43,876)	(10,269)	(74,093)	(35,565)

Loss before provision for Income Taxes	(1,838,274)	(3,361,150)	(3,872,575)	(4,837,381)

Provision for Income Taxes	-	-	-	-
Net Loss	$(1,838,274)	$(3,361,150)	$(3,872,575)	$(4,837,381)

Net Loss per share-
Basic and diluted	$(0.09)	$(0.27)	$(0.22)	$(0.40)

Weighted average shares-basic and diluted:
Basic	20,196,322	12,409,964	17,803,353	11,962,047
Diluted	20,196,322	12,409,964	17,803,353	11,962,047

ZBB ENERGY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended December 31,
	2010	2009
Cash flows from operating activities
Net loss	$(3,872,575)	$(4,837,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	171,261	249,648
Change in inventory allowance		29,699
Impairment and other equipment charges		780,231
Stock-based compensation	310,788	174,353
(Increase) decrease in operating assets:
Accounts receivable	6,879	459,555
Inventories	(69,854)	609,383
Prepaids and other current assets	(180,463)	23,541
Other receivables-interest	-	19,746
Increase (decrease) in operating liabilities:
Accounts payable	143,363	(65,604)
Accrued compensation and benefits	(221,156)	370,376
Accrued expenses	(79,034)	336,645
Deferred revenues	214,511	(749,022)
Net cash used in operating activities	(3,576,277)	(2,598,830)
Cash flows from investing activities
Expenditures for property and equipment	(318,310)	(131,091)
Bank certificate of deposit	-	1,000,000
Net cash (used in) provided by investing activities	(318,310)	868,909
Cash flows from financing activities
Proceeds from bank loans and notes payable	1,300,000	156,000
Repayments of bank loans and notes payable	(219,501)	(229,516)
Proceeds from issuance of debenture notes payable	517,168	-
Proceeds from issuance of Series A preferred stock	490,000	-
Proceeds from issuance of common stock net of issuance costs	1,174,187	1,900,276
Net cash provided by financing activities	3,261,854	1,826,760
Effect of exchange rate changes on cash and cash equivalents	8,587	10,691
Net (decrease) increase in cash and cash equivalents	(624,146)	107,530
Cash and cash equivalents - beginning of period	1,235,635	2,970,009

Cash and cash equivalents - end of period	$611,489	$3,077,539